UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006

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Feldman Mall Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32365	13-4284187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1010 Northern Boulevard, Suite 314 Great Neck, NY		11021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 516-684-1239

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	Entry into a Material Definitive Agreement.

In connection with the resignation of Jeffrey Erhart, Executive Vice President and General Counsel of Feldman Mall Properties, Inc. (the “Company”), Mr. Erhart and the Company have entered into an Agreement and Release (the “Agreement and Release”), dated November 3, 2006 (the “Termination Date”).

Under the Agreement and Release, Mr. Erhart’s employment with the Company ceased effective as of the Termination Date. The Agreement and Release provides for the resolution of all matters with respect to Mr. Erhart’s employment, including all obligations to Mr. Erhart under his employment agreement with the Company (the “Employment Agreement”), dated August 13, 2004.

Pursuant to the Agreement and Release, the Company will pay to Mr. Erhart in cash an amount equal to $1,743, 748 (the “Purchase Price”), which represents the value of his equity interests in the Company and its affiliates based on $9.75 per share of the Company’s common stock, consisting of Mr. Erhart’s 160,000 units of limited partnership interest in Feldman Equities Operating Partnership LP (“OP Units”), the operating partnership of the Company, and his membership interest (which the Company values as being equivalent to 18,846 OP Units) in Feldman Partners LLC, an affiliate of the Company, excluding 3,077 shares of unvested restricted stock of the Company deemed forfeited by Mr. Erhart as of the Termination Date. The Company will pay to Mr. Erhart 90% of the Purchase Price by no later than November 17, 2006 and 10% of the Purchase Price on or about April 30, 2007, provided that Mr. Erhart faithfully performs all of his obligations under the Agreement and Release from the Termination Date through April 30, 2007. The Agreement and Release also provides for mutual release by Mr. Erhart and the Company. Mr. Erhart will continue to be bound by the non-competition, non-solicitation and protection of intellectual property provisions of the Employment Agreement. A copy of the Agreement and Release is attached hereto as Exhibit 10.1 and all references to the Agreement and Release are qualified in their entirety by the terms of the Agreement and Release.

ITEM 1.02	Termination of a Material Definitive Agreement.

As described in Item 1.01 of this Current Report on Form 8-K, effective November 3, 2006, the Employment Agreement was terminated. The Employment Agreement was filed as Exhibit 10.5 to the Company’s Form S-11/A filed on December 15, 2004.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Agreement and Release, dated November 3, 2006, between Jeffrey Erhart and Feldman Mall Properties, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELDMAN MALL PROPERTIES, INC.
By:	/s/ Thomas E. Wirth

Name:	Thomas E. Wirth
Title:	Executive Vice President and Chief Financial Officer

Date: November 9, 2006